Exhibit 3.1

THE COMPANIES LAW, 5759-1999

A PRIVATE COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

UroGen Pharma Ltd.

P.C. 51-353762-1

(the “Company”)

(Adopted on 28th day of October, 2015)

PRELIMINARY

1. THE COMPANY’S NAME

The Company’s English name is UroGen Pharma Ltd. and in Hebrew: ..

2. INTERPRETATION

2.1. Unless the subject or the context otherwise requires: words and expressions defined in the Companies Law (as defined below) in force on the date when these Articles (as defined below) first became effective shall have the same meanings herein; words and expressions importing the singular shall include the plural and vice versa; words and expressions importing the masculine gender shall include the feminine gender; and words and expressions importing persons shall include bodies corporate.

2.2. The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

2.3. The terms below shall have the meanings defined next to each term:

2.3.1. “Affiliate” of an entity shall mean a person or entity that controls or is controlled by or is under common control with the respective entity; the term “control” means the possession, directly or indirectly, of more than fifty percent (50%) of the voting power or the right to appoint more than fifty percent (50%) of the members of the Board of Directors or the right to receive more than fifty percent (50%) of the distributed profits;

2.3.2. “Arkin” shall mean Arkin Communications Ltd. and any Permitted Transferee thereof;

2.3.3. “Articles” shall mean these Articles of Association of the Company, as they may be amended or replaced from time to time;

2.3.4. “as converted basis” shall mean assuming the theoretical conversion of all outstanding Preferred Shares into Ordinary Shares, at the then applicable conversion ratio in accordance with the provisions of these Articles;

2.3.5. The “Board” or the “Board of Directors” shall mean the Board of Directors of the Company;

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2.3.6. “Bonus Shares” shall mean shares issued by the Company for no consideration to Shareholders entitled to receive them on a pro rata basis;

2.3.7. The “Companies Law” shall mean the Companies Law, 5759-1999, and the regulations promulgated thereunder, or any law, which may replace or amend it, as shall be in force from time to time;

2.3.8. “Chairman” shall mean the chairman of the Board of Directors;

2.3.9. “Dividend” shall mean any asset transferred by the Company to a Shareholder in respect of such Shareholder’s shares, whether in cash or in any other way, including a transfer without valuable consideration, but excluding Bonus Shares;

2.3.10. An “Eligible Holder(s)” shall mean any holder of the Company’s shares whose shares constitute at least five percent (5%) of the Company’s issued and outstanding share capital, on an as converted basis;

2.3.11. The “Investors” shall mean Arkin, Pontifax and all other holders of the Preferred Shares;

2.3.12. The “IPO” shall mean the consummation of the initial underwritten public offering of the Company’s securities pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, or any equivalent law of another jurisdiction;

2.3.13. “Ordinary Majority” shall mean a majority of the voting power attending and voting, in person or by proxy, at any General Meeting or class meeting, provided that the votes of shareholders abstaining at such meetings shall not be counted for the purpose of such majority;

2.3.14. “Ordinary Resolution” shall mean a resolution adopted at any General Meeting or class meeting by holders of an Ordinary Majority;

2.3.15. “Ordinary Shares” shall mean the Ordinary Shares of the Company, each of nominal value NIS 0.01;

2.3.16. The “Original Issue Date” shall mean as defined in Article 6.4.4;

2.3.17. The “Original Purchase Price” per share of Preferred A Shares shall mean US$ 19.00, and per share of Preferred A-1 Shares shall mean US$ 25.00, all subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Shares;

2.3.18. A “Permitted Transferee” of a Shareholder shall mean any of the following: (i) a Shareholder may transfer any of its shares to a transferee by operation of law; (ii) a corporate Shareholder may transfer any of its shares to any successor of such Shareholder by amalgamation, merger, or consolidation, or to any person, firm or corporation to which at the same time, substantially all the business and assets of such Shareholder are being sold, or to an Affiliate of such Shareholder; (iii) a Shareholder which is a limited or general partnership may transfer any of its shares to its partners and to affiliated partnerships managed by the same management company or managing (general) partner or by an entity that is Affiliated with such management company or managing (general) partner, (iv) an individual Shareholder may transfer his shares to a company in which such Shareholder

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owns, directly or indirectly, more than ninety percent (90%) of the equity and voting capital, or to any Relative; (v) a Shareholder may transfer any of its shares to an acquirer that acquires in one transaction the entire outstanding share capital of the Company from the Shareholders, whether pursuant to Article 21 herein or Section 341 of the Companies Law or otherwise, including by way of a merger; and (vi) and any Shareholder may transfer shares to a trust which does not permit any of the settled property or the income therefrom to be applied otherwise than for the benefit of such Shareholder and/or its Permitted Transferees and no power or control over the voting powers conferred by any shares are subject to the consent of any person other than the trustees of such Shareholder and/or its Permitted Transferees, and a trust may transfer the shares held in trust back to the Shareholder beneficiary, or to any Permitted Transferee of the beneficiary, provided however, that in any of the foregoing events, the Permitted Transferee shall have first assumed in writing, a copy of which was delivered to the Company, all the transferring shareholder’s obligations and undertakings to the Company and to any other shareholders (which relate to the Company). All shares held (beneficially or of record), at the time of applicable calculation, by Shareholders who are Permitted Transferees of each other, shall be aggregated together for the purpose of determining the availability to such holders of any rights under these Articles, and such rights - to the extent they are determined to be available at such time - may be exercised (up to the maximum extent so determined to be available in the aggregate to all such Shareholders) by any, some or all of such Shareholders who are Permitted Transferees of each other who may apportion such rights as among themselves in any manner they deem appropriate;

2.3.19. “Pontifax” shall mean Pontifax (Cayman) III L.P. and Pontifax (Israel) III L.P. (collectively referred to as “Pontifax”) and Permitted Transferees thereof, provided however that any right of Pontifax designated in these Articles may be exercised by the Pontifax entity, or entities, that hold a majority in interest of the Company securities held by all of the Pontifax entities;

2.3.20. “Preferred A Shares” shall mean the Series A Preferred Shares of the Company, nominal value NIS 0.01 each, having the rights and obligations set forth in these Articles

2.3.21. “Preferred A-1 Shares” shall mean the Series A-1 Preferred Shares of the Company, nominal value NIS 0.01 each, having the rights and obligations set forth in these Articles.;

2.3.22. “Preferred Shares” shall mean the Preferred A Shares and the Preferred A-1 Shares;

2.3.23. A “Qualified Public Offering” shall mean as defined in Article 6.4.2 below;

2.3.24. A “Qualified Transaction” shall mean either of (i) an IPO; or (ii) any consolidation, merger or reorganization of the Company with, or into, another corporation or entity, in which the shareholders of the Company immediately prior to the transaction hold less than fifty percent (50%) or more of the outstanding shares of the surviving entity due to their holdings in the Company;

2.3.25. “Register of Members” shall mean the register of shareholders that must be maintained pursuant to Sections 127 and 130 of the Companies Law;

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2.3.26. A “Relative” shall mean any lineal ascendant or descendant of an individual Shareholder, including without limitation any descendant of the Shareholder recognized by law as his descendant, his spouse, any ascendant or descendant of said Shareholder’s spouse, or the spouse of any of said Shareholder’s ascendants or descendants;

2.3.27. “Repurchase” shall mean the acquiring or the financing of the acquiring, directly or indirectly, by the Company or by a subsidiary of the Company or other corporate entity under the Company’s control, of shares of the Company or securities convertible into or exercisable for shares of the Company, or the redemption of redeemable securities that are part of the Company’s share capital pursuant to Section 312(d) of the Companies Law, including an obligation to do any of the same, and all provided that the seller is not the Company itself or another corporate entity fully owned by the Company;

2.3.28. A “Shareholder” shall mean any person registered in the Register of Shareholders of the Company as the owner of shares of the Company, at any given time;

2.3.29. “Special Resolution” shall mean any resolution of the General Meeting which is not an Ordinary Resolution adopted at any General Meeting or class meeting by holders of the Ordinary Majority;

2.3.30. The “Transfer” of shares shall mean any one of the following: direct or indirect, sale, assignment, transfer, pledge, hypothecation, grant of any security interest, mortgage or disposition of, by gift or otherwise, of all or any of the securities of the Company, or in any way the encumbrance of all or any of the shares of the Company, or attempted disposal of all or any portion of a security, or any interest or rights in a security. “Transferred” means the accomplishment of a Transfer, and “Transferee” means the recipient of a Transfer;

2.3.31. “written” or “in writing” shall include print, lithography, and any other legible form of writing or impression of letters, digits or other symbols in a visible or visually decipherable form, including material transmitted by letter, telex, or cable, or by facsimile or by electronic mail or by any other means of electronic communication producing a legible copy of the transmitted material.

3. PRINCIPAL OBJECTIVES, PURPOSE LIMITED LIABILITY AND RESTRICTIONS

3.1. Principal Objective. The principal objectives for which the Company is founded are:

3.1.1. To develop and commercialize medical know-how and products in the field of a novel drug delivery systems; and

3.1.2. In general: to engage in any business, commercial or other activity of any kind and to have the legal capacity for any right or obligation and for the execution of any legal act.

3.2. Donations. The Company may, from time to time, make charitable donations to worthy causes, as the Board may determine in its discretion, even if such donations are not made within the framework of the Company’s business considerations.

3.3. Limitation of Liability. The liability of the members is limited to the unpaid portion of the nominal value of each share to which they may from time to time subscribe.

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3.4. Restrictions. The Company is a private company and accordingly the following restrictions shall apply:

3.4.1. any invitation to the public to subscribe for any shares or debentures or debenture stock of the Company is hereby prohibited; and

3.4.2. the right to transfer shares in the Company shall be restricted as hereinafter provided.

SHARE CAPITAL

4. INITIAL SHARE CAPITAL

The registered share capital of the Company is One Hundred Thousand New Israeli Shekels (NIS 100,000) divided into: (i) Five Million Five Hundred Thousand (5,500,000) Ordinary Shares each of a nominal value of One Agorah (NIS 0.01); (ii) Three Million Five Hundred Thousand (3,500,000) Preferred A Shares each of a nominal value of One Agorah (NIS 0.01); and (ii) One Million (1,000,000) Preferred A-1 Shares each of a nominal value of One Agorah (NIS 0.01).

The powers, preferences, rights, restrictions, and other matters relating to the Ordinary Shares and the Preferred Shares are as set forth in the following Articles.

5. ORDINARY SHARES

5.1. The Ordinary Shares shall rank pari passu between them.

5.2. The holders of Ordinary Shares are entitled: (i) to receive notices of, and to attend, all General Meetings of the Shareholders; (ii) to one vote for each share held at all Shareholders’ meetings for all purposes; and (iii) subject to the rights and privileges of the Preferred Shares, to share equally, on a per pro-rata share basis, in such share Dividends, Bonus Shares, profits or distributions as may be declared by the Board out of funds legally available therefor, and upon liquidation or dissolution - in the assets of the Company legally available for distribution to shareholders after payment of all debts and other liabilities of the Company (in each case, proportionally to the number of Ordinary Shares outstanding).

6. PREFERRED SHARES

6.1. Voting Rights. Except as otherwise provided in Article 34 hereof, and except as otherwise required by law, with respect to all matters submitted to a vote of holders of Ordinary Shares generally, the holder of each Preferred Share shall: (i) be entitled to the number of votes which is equal to the number of Ordinary Shares into which such Preferred Share is then convertible pursuant to Article 6.4 hereof, (ii) have voting rights and powers equal to the voting rights and powers of any holder of Ordinary Shares and shall vote as a single class with the holders of Ordinary Shares; and (iii) be entitled to notice of any meeting of the Shareholders. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which Preferred Shares held by each holder could then be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

6.2. Series A Accruing Dividends. From and after the date of the issuance of any Preferred Shares, dividends at the rate per annum of eight percent (8%) of the Original Purchase Price per share shall accrue on such Preferred Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar

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recapitalization with respect to the Preferred Shares) (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided however, that except as set forth in the following sentence of this Sub-article 6.2 such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Company shall be under no obligation to pay such Accruing Dividends.

6.3. Liquidation and Dividend Preference. Subject to the applicable law, in the event of: (i) any dissolution or liquidation of the Company; (ii) any bankruptcy or insolvency proceeding under any bankruptcy or insolvency or similar law, whether voluntary or involuntary, is properly commenced by or against the Company; (iii) a receiver or liquidator has been appointed to all or substantially all of the Company’s assets, (iv) a Deemed Liquidation (as defined below) event (each of the foregoing, a “Liquidation Event”), or (v) distribution of Dividends, then any Dividends, assets or proceeds of the Company available for distribution to the Shareholders (“Distributable Proceeds”), shall be distributed among the Shareholders pursuant to the following order of preference:

6.3.1. First, the holders of the Preferred Shares shall be entitled to receive out of the Distributable Proceeds, prior to and in preference to any distribution to any of the holders of the Ordinary Shares an amount per Preferred Share equal to the higher of: (i) the Original Purchase Price plus any Accruing Dividends, accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon less any amount of Distributable Proceeds previously paid with regard to such shares (collectively, the “Preferential A Amount”) and (ii) such amount per share as would have been payable had all Preferred Shares been converted into Ordinary Shares pursuant to Article 6.4 immediately prior to such Liquidation Event (the amount payable pursuant to this sentence, the “Series A Liquidation Amount”).

6.3.2. If the assets (or securities) available for distribution shall be insufficient to permit the payment to holders of the Preferred Shares of the full Preferential A Amount, then the entire assets (or securities) available for distribution shall be distributed pro-rata among the holders of the Preferred Shares in proportion to the Preferential A Amount each such holder is otherwise entitled to receive.

6.3.3. Second, after payment in full of the Series A Liquidation Amount, the remaining assets of the Company available for distribution to the Company’s shareholders shall be distributed among the holders of Ordinary Shares, pro rata based on the number of shares held by each such holder.

6.3.4. Any of the following events shall be deemed a Liquidation Event for the purposes of Article 6.2 (each a “Deemed Liquidation”): a transaction or a series of related transactions which entails (i) any sale of all, or substantially all, of the Company’s assets or technology, including by way of granting an exclusive license that is equivalent to the sale of all, or substantially all of the Company’s intellectual property; (ii) the consolidation, merger, or reorganization of the Company into any other entity, in which the Company is not the surviving entity; except, in each case, any transaction in which the shareholders of the Company prior to the transaction hold more than fifty percent (50%) of the outstanding share capital of the Company or the surviving company, as applicable, immediately following such transaction; provided, however, that shares of the surviving entity held by shareholders of the Company acquired by means other than the exchange or conversion of the shares of this Company shall not be used in determining if the shareholders of the Company own more than fifty percent (50%) of the outstanding share capital of the

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surviving entity (or its parent), but shall be used for determining the total outstanding share capital of the surviving entity); and (iii) any sale of all, or substantially all, of the Company’s issued and outstanding share capital.

6.4. Conversion

The holders of Preferred Shares shall have the following conversion rights (the “Conversion Rights”):

6.4.1. Optional Conversion. Each Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into such number of fully paid shares of Ordinary Shares as is determined by dividing the Original Purchase Price by the conversion price applicable to such share, determined as hereinafter provided (the “Conversion Price”), in effect on the date that the certificate is surrendered for conversion. The initial Conversion Price of the Preferred Shares shall be the Original Purchase Price; and provided, however, that the Conversion Price for the Preferred Shares shall be subject to adjustment as set forth in this Article 6.4.

6.4.2. Automatic Conversion. Each Preferred Share shall automatically be converted into Ordinary Shares at the Conversion Price at the time in effect for such Preferred Share, on the consummation of any one of the following events:

i. upon the closing of an IPO, where the Company’s pre-money valuation is US$ 75,000,000 or more with net proceeds to the Company of US$ 25,000,000 or more (a “Qualified Public Offering”);

ii. in the event that holders of a majority of sixty percent (60%) of the then outstanding Preferred Shares, voting as a single class, consent to such conversion;

6.4.3. Mechanism of Conversion. Before any holder of Preferred Shares shall be entitled to convert the same into Ordinary Shares, the holder shall surrender the certificate or certificates therefore, duly-endorsed, at the office of the Company or of any transfer agent for the Preferred Shares, and shall give notice to the Company at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for the Ordinary Shares are to be issued. Upon conversion of only a portion of the number of shares covered by a certificate representing Preferred Shares surrendered for conversion, the Company shall issue and deliver, at the expense of the Company, a new certificate covering the number of Preferred Shares representing the unconverted portion of the certificate so surrendered. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid and a cash amount in respect of any fractional interest in a share of Ordinary Shares as provided in Article 6.4.4 below. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date. If the conversion is in connection with an underwritten offering of securities pursuant to an IPO, the conversion may, at the option of any holder tendering Preferred Shares for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Ordinary Shares upon such conversion of the Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities.

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6.4.4. Conversion Price Adjustments of Preferred Shares for Certain Dilutive Issuances.

The conversion price of the Preferred Shares shall be subject to adjustment from time to time as follows:

i. After the date upon which any Preferred Shares were first issued (the “Original Issue Date”) and until IPO, if the Company shall issue any Additional Shares (as defined below) without consideration or for consideration per share less than the applicable Conversion Price for the Preferred Shares in effect immediately prior to the issuance of such Additional Shares (a “Dilutive Issuance”), then the applicable Conversion Price of the Preferred Shares in effect immediately prior to each such issuance shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following broad-based weighted average formula:

CP2 = CP1 * [(A + B) ÷ (A + C)]

For purposes of the foregoing formula, the following definitions shall apply:

CP2 shall mean the applicable conversion price in effect immediately after such issue of Additional Shares;

CP1 shall mean the applicable conversion price in effect immediately prior to such issue of Additional Shares;

“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of Additional Shares on an issued but as converted basis, treating for this purpose as outstanding all Ordinary Shares issuable upon conversion of all issued Preferred Shares.

“B” shall mean the number of Ordinary Shares that would have been issued if such Additional Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1).

“C” shall mean the number of such Ordinary Shares issued (or deemed issued on the conversion of such Additional Shares into Ordinary Shares) in such transaction.

ii. In the case of the issuance of Additional Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor. The consideration for any Additional Shares shall be taken into account at the U.S. Dollar equivalent thereof, on the day such Additional Shares are issued, or deemed to be issued.

iii. In the case of the deemed issuance (as defined in Article 6.4.4vii below) of Additional Shares, the consideration for the Additional Shares shall be deemed to be the aggregate consideration received by the Company on the issuance of the securities themselves, taken together with any additional consideration (if any) to be paid to the Company on the exercise or conversion of the securities.

iv. In the case of the issuance of the Additional Shares for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors in good-faith.

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v. In the case of the issuance of options to purchase or rights to subscribe for Ordinary Shares, or securities by their terms convertible into or exchangeable for Ordinary Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities, the aggregate maximum number of Ordinary Shares deliverable upon exercise (assuming the satisfaction of any conditions to exerciseability, including without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) of such options to purchase or rights to subscribe for Ordinary Shares, or upon the exchange or conversion of such security, shall be deemed to have been issued at the time of the issuance of such options, rights or securities, at a consideration equal to the consideration (determined in the manner provided in Sub-article 6.4.4i - 6.4.4iii, received by the Company upon the issuance of such options, rights or securities plus any additional consideration payable to the Company pursuant to the term of such options, rights or securities (without taking into account potential anti-dilution adjustments) for the Ordinary Shares covered thereby; provided, however, that if any options as to which an adjustment to the Conversion Price has been made pursuant to this Sub-Article 6.4.4 expire without having been exercised, then the Conversion Price shall be readjusted as if such options had not been issued (without any effect, however, on adjustments to the Conversion Price as a result of other events described in this Article).

vi. “Additional Shares” shall mean any Ordinary Shares issued, or deemed issued (as defined below) by the Company, which are issued after the Original Issue Date, other than Excluded Securities (as defined Article 12.2 below).

vii. For the purposes of the above, a “deemed issuance” shall mean the issuance of options or warrants to purchase or rights to subscribe to any Additional Shares, or securities by their terms convertible of exchangeable for Additional Shares, or options to purchase or rights to subscribe to such convertible or exchangeable securities, which may be exercised of converted into Additional Shares.

6.4.5. In the event the Company should at any time, or from time to time after the Original Issue Date, fix a record date for effecting a split or subdivision of the outstanding shares of Ordinary Shares or the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in additional shares of Ordinary Shares or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Ordinary Shares (hereinafter referred to as “Ordinary Shares Equivalents”) without payment of any consideration by such holder for the additional shares of Ordinary Shares or the Ordinary Shares Equivalents (including the additional shares of Ordinary Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the conversion price of the Preferred Shares shall be appropriately decreased so that the number of shares of Ordinary Shares issuable on conversion of the Preferred Shares shall be adjusted in proportion to such increase of the aggregate of shares of Ordinary Shares outstanding and those issuable with respect to such Ordinary Shares Equivalents with the number of shares issuable with respect to Ordinary Shares Equivalents determined from time to time in the manner provided for deemed issuances in Article 6.4.4v.

6.4.6. If the number of shares of Ordinary Shares outstanding at any time after the Original Issue Date is decreased by a combination or reverse Shares-split of the outstanding shares of Ordinary Shares, then, following the record date of such combination,

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the conversion price of the Preferred Shares shall be appropriately increased so that the number of shares of Ordinary Shares issuable on conversion of each share of such Preferred Shares shall be decreased in proportion to such decrease in outstanding shares.

6.4.7. Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends), options, or rights not referred to in Article 6.4 then, in each such case for the purpose of this Article 6.4.7 the holders of the Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Ordinary Shares into which their Preferred Shares are convertible as of the record date fixed for the determination of the holders of Ordinary Shares entitled to receive such distribution.

6.4.8. Recapitalizations. If at any time, or from time to time, there shall be a recapitalization of the Ordinary Shares, provision shall be made so that the holders of the Preferred Shares shall thereafter be entitled to receive upon conversion of the Preferred Shares the number of shares or other securities or property of the Company or otherwise to which a holder of Ordinary Shares deliverable upon conversion would have been entitled on such recapitalization. In the event of any capital reorganization of the Company, any reclassification of the Shares of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a Shares dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the Ordinary Shares or in which the holders of fifty percent (50%) of the voting securities of the Company immediately prior to the transaction continue, by virtue of their holdings of securities of the Company, to hold such securities after the transaction), each Preferred Share shall, after such reorganization, reclassification, consolidation, or merger, be convertible into the kind and number of shares or other securities or property of the Company, or of the corporation resulting from such consolidation or surviving such merger, to which the holder of the number of shares of Ordinary Shares deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, or merger) upon conversion of such Preferred Shares would have been entitled upon such reorganization, reclassification, consolidation, or merger. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 6.4 with respect to the rights of the holders of the Preferred Shares after any such reorganization, reclassification, consolidation, merger, or recapitalization to the end that the provisions of this Article 6.4 (including adjustment of the conversion price then in effect and the number of shares purchasable upon conversion of the Preferred Shares) shall be applicable after that event as nearly equivalent as may be practicable.

6.4.9. No Fractional Shares and Certificate as to Adjustments.

No fractional shares shall be issued upon conversion of any share or shares of the Preferred Shares, and the number of Ordinary Shares to be issued shall be rounded down to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Shares the holder is at the time converting into Ordinary Shares and the number of shares of Ordinary Shares issuable upon such aggregate conversion.

6.4.10. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Shares pursuant to this Article 6.4, the Company, at its

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expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth:

i. such adjustment and readjustment;

ii. the conversion price for the Preferred Shares at the time in effect;

iii. the number of shares of Ordinary Shares; and

iv. the amount, if any, of other property which at the time would be received upon the conversion of the applicable Preferred Shares.

6.4.11. Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of Shares of any class or any other securities or property, or to receive any other right, the Company shall give to each holder of Preferred Shares, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and the amount and character of such dividend, distribution, or right.

6.4.12. Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its shares of Ordinary Shares as shall, from time to time, be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued shares of Ordinary Shares shall not be sufficient to effect the conversion of all then-outstanding Preferred Shares, in addition to such other remedies as shall be available under applicable law to the holder of the Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Ordinary Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in commercially reasonable efforts to obtain the requisite Shareholders approval of any necessary amendment to the Articles.

6.4.13. Notices. Any notice required by the provisions of this Article 6.4 to be given to the holder Preferred Shares shall be deemed given in accordance with Article 72.

6.5. Termination of Rights. All rights incident to a Preferred Share will terminate automatically upon the conversion of such share(s) into Ordinary Shares.

7. INCREASE OF SHARE CAPITAL

7.1. Subject to Article 54, the Company may, from time to time, adopt a resolution by Ordinary Majority, whether or not all the shares then authorized have been issued, and whether or not all the shares theretofore issued have been called up for payment, increase its share capital by the creation of new shares. Any such increase shall be of such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such resolution shall provide.

7.2. Except to the extent otherwise provided in such resolution, such new shares shall be subject to all the provisions applicable to the shares of the original capital of the same class and par value.

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8. SPECIAL RIGHTS; MODIFICATION OF RIGHTS

8.1. Special Rights. Subject to Article 54, the Company may, from time to time, adopt a resolution by Ordinary Majority, to provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such resolution.

8.2. Modification of Rights.

8.2.1. If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by the Articles, may be modified or abrogated by the Company, by a majority of the holders of the issued shares of such class passed at a separate General Meeting of the holders of the shares of such class.

8.2.2. Unless otherwise provided by the Articles, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed, for purposes of this Article, to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

9. CONSOLIDATION, SUBDIVISION, CANCELLATION AND REDUCTION OF SHARE CAPITAL AND PURCHASE OF SHARES

9.1. The Company may, from time to time, by Ordinary Resolution (subject, however, to the provisions of Articles 8 and 54 hereof and to applicable law):

9.1.1. consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares;

9.1.2. subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by the Articles, and the resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares;

9.1.3. cancel any shares which, at the date of the adoption of such Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled;

9.1.4. reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by Section 287 of the Companies Law;

9.1.5. increase its share capital, regardless of whether or not all of its shares have been issued, or whether the shares issued have been paid in full, by the creation of new shares, divided into shares in such par value, and with such preferred or deferred or other special rights (subject always to the provisions of the Articles), and subject to any conditions and restrictions with respect to Dividends, return of capital, voting or otherwise, as shall be directed by the resolution;

9.1.6. convert part of its issued and paid-up shares into deferred shares; or

9.1.7. cancel any securities that are repurchased by the Company, in accordance with Section 308 of the Companies Law.

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Subject to any provision to the contrary in the resolution authorizing the increase in share capital pursuant to the Articles, the new share capital shall be deemed to be part of the original share capital of the Company and shall be subject to the same provisions with reference to payment of calls, liens, title, forfeiture, transfer and otherwise as apply to the original share capital.

9.2. With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, including, inter alia, resort to one or more of the following actions:

9.2.1. determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

9.2.2. allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

9.2.3. redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

9.2.4. cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board of Directors is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this sub-Article 9.2.4.

9.3. Subject to the provisions of the Companies Law, the Company may from time to time, purchase its own shares or other securities.

SHARES

10. ISSUANCE OF SHARE CERTIFICATES; REPLACEMENT OF LOST CERTIFICATES

10.1. Share certificates shall be issued under the seal or the stamp of the Company and shall bear the signatures of two (2) Directors (or if there be only one (1) Director, the signature of such Director), or of any other person or persons authorized thereto by the Board of Directors.

10.2. Each member shall be entitled to one (1) numbered certificate for all the shares of any class registered in his name, and if the Board of Directors so approves, to several certificates, each for one or more of such shares.

10.3. A share certificate registered in the names of two (2) or more persons shall be delivered to the person first named in the Registrar of Members in respect of such co-ownership.

10.4. If a share certificate is defaced, lost or destroyed, it may be replaced, upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board of Directors may think fit.

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11. REGISTERED HOLDER

Except as otherwise provided in the Articles, the Company shall be entitled to treat the registered holder of any shares as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be bound to recognize any equitable or other claim to, or interest in such share on the part of any other person.

12. ALLOTMENT OF SHARES; PRE-EMPTIVE RIGHTS

12.1. Allotment of Shares

12.1.1. Subject to the provisions of Article 3.4 the authorized but unissued shares of the Company shall be under the control of the Board of Directors, who shall have the power to offer, allot shares, or otherwise dispose of them to such persons or entities, on such terms and conditions (including inter alia terms relating to calls as set forth in Article 14.6 hereof) as the Company by resolution of the Board determines, and either at par or at a premium, or, subject to the provisions of the Companies Law, at a discount, and at such times, as the Board of Directors may think fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may think fit.

12.1.2. The Board may issue shares having the same rights as the existing shares, or having preferred or deferred rights or restricted rights, or any other special right in respect of dividend distributions, voting, appointment or dismissal of directors, return of share capital, distribution of Company’s property, or otherwise, all as determined by the Board from time to time, subject to the provisions of the Articles, including Article 54 below.

12.2. Pre-emptive Rights

12.2.1. Until the consummation of the Company’s IPO, should the Company, at any time or from time to time propose to issue and sell New Securities (as defined hereinafter), such New Securities (the “Offered New Securities”), shall first be offered (as hereinafter provided), on a pro-rata basis (on an as converted basis), to all the Eligible Holders. An Eligible Holder’s “Pro Rata Share” shall be the ratio of the number of Ordinary Shares of the Company then held by such Eligible Holder as of the date of the Rights Notice, as defined herein, to the sum of the total number of Ordinary Shares of the Company held by all of the Eligible Holders as of such date (all on an as converted basis). In the event that any Eligible Shareholder that has preemptive rights does not exercise this right, the exercising Eligible Shareholders will have an over-allotment right. These preemptive rights shall be subject to the following provisions:

i. If the Company proposes to issue New Securities, it shall give each Eligible Holder written notice (the “Rights Notice”) of its intention, describing the New Securities, the price (including the minimum consideration for such New Securities, if any), the general terms and conditions upon which the Company proposes to issue them and the Pro Rata Share of the Eligible Holder. Each Eligible Holder shall have ten (10) business days from delivery of the Rights Notice to agree to purchase all or any part of such offered New Securities in each case for the price and upon the general terms specified in the Rights

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Notice, by giving written notice to the Company setting forth the quantity of New Securities to be purchased by the Eligible Holder (each, an “Acceptance Notice”); to remove any doubt it is clarified that failure by a Eligible Holder to respond within said ten (10) business day period shall constitute rejection of the Rights Notice and a waiver of the preemptive rights in full in connection with the offered New Securities

ii. The Company shall allot the Offered New Securities to the accepting Eligible Holders in accordance with the terms of the Rights Notice and their respective Acceptance Notices. If the Eligible Holders who elect to participate in the offer elect to purchase in the aggregate more than one hundred percent (100%) of the New Securities, such New Securities shall be allocated as follows: (i) First: each Eligible Holder shall be issued its Pro Rata Portion of the New Securities, but no more than the number of New Securities accepted by the Eligible Holder; and (ii) Second: the remaining New Securities unallocated in accordance with (i) above, shall be allocated among the Eligible Holders in accordance with their respective Pro-Rata Portions, but each Eligible Holder shall be allocated a maximum of the total number of New Securities accepted by each such Eligible Holder; and (iii) Third, any remaining unallocated New Securities shall be allocated in accordance with the mechanism detailed in (ii) above, in the same manner, until all the New Securities have been allocated.

iii. If the Eligible Holders fail to exercise in full their preemptive rights within the period specified in Sub-Article i, the Company shall have one hundred and twenty (120) days after the date of the Rights Notice to sell the unsold New Securities at a price and upon general terms no more favorable to the purchasers thereof than specified in the Rights Notice. If the Company has not sold the New Securities within said one hundred and twenty (120) day period the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Eligible Holders in the manner provided above unless waived in writing.

12.2.2. By way of written notice to the Company, an Eligible Holder is entitled to assign the rights to purchase New Securities as detailed above to one or more Permitted Transferees of such Eligible Holder who may then respond to the Rights Notice as if the Rights Notice was addressed to such assignee(s) with regard to the assigned rights.

12.2.3. “New Securities” means any share capital of the Company, whether or not now authorized, and rights, options or warrants to purchase share capital, and securities of any type whatsoever that are, or may become, convertible into or exercisable for share capital, other than the Excluded Securities. For the purpose of these Articles, “Excluded Securities” shall mean any and all: (i) issuances of options, shares or other securities to employees, officers, directors, consultants, contractors or advisors of the Company under employee equity based plans approved by the Board; (ii) issuances upon stock splits, stock dividend, bonus shares, reclassification and similar recapitalization events; (iii) securities issued upon an IPO; (iv) securities issued by the Company pursuant to the acquisition whether by merger or purchase of all or, substantially all, of the assets or securities of another corporation; (v) securities issued to lending institutions or financing institutions in connection with financing arrangements or otherwise securities issued in connection with any credit line or other similar financing in an amount not exceeding five percent (5%) of the Company’s issued and outstanding share capital on an as converted basis; (vi) securities issued in an issuance with respect to which Eligible Shareholders holding in the aggregate at least eighty

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percent (80%) of the aggregate shares held by all such Eligible Shareholders shall have waived in writing their pre-emptive rights; (vii) securities issued as consideration in connection with the acquisition of another company, business entity or line of business of another business entity by the Company by merger, consolidation, purchase of all or substantially all of the assets and/or shares, or other reorganization but which does not constitute a Deemed Liquidation Event;( viii) securities issued as a dividend or distribution to all shareholders of the Company; and (ix) securities issued upon the exercise of any warrant or granted option or due to conversion of convertible securities if said warrants, options or convertible securities were issued as New Securities.

12.2.4. If the offer to Eligible Holders under this Article 12.2 may, in the opinion of the Company’s counsel, constitute an offer to the public under applicable laws which is subject to prospectus requirements then such offer shall be limited to (i) Eligible Holders to whom the Company may offer such securities in reliance on an exemption from such prospectus requirement due to a category exemption other than the limited number of total offerees, and (ii) to such limited number of Eligible Holders which are the largest shareholders of the Company at the date of such offer to whom the offer may be made in reliance on an exemption from such prospectus requirement due to the limited number of total offerees.

13. PAYMENT IN INSTALLMENTS

If by the terms of allotment of any share, the whole or any part of the price thereof shall be payable in installments, every such installment shall, when due, be paid to the Company by the then registered holder(s) of the share or the person(s) entitled thereto.

14. CALLS ON SHARES

14.1. The Board of Directors may, from time to time, make such calls as it may think fit upon members in respect of any sum unpaid in respect of shares held by such members which is not, by the terms of allotment thereof or otherwise, payable at a fixed time, and each member shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro-rata payment on account of all the shares in respect of which such call was made.

14.2. Notice of any call shall be given in writing to the member(s) in question not less than fourteen (14) days prior to the time of payment, specifying the time and place of payment, and designating the person to whom such payment shall be made, provided, however, that before the time for any such payment, the Board of Directors may, by notice in writing to such member(s), revoke such call in whole or in part, extend such time, or alter such person and/or place. In the case of a call payable in installments, only one notice thereof need be given.

14.3. If, by the terms of allotment of any share or otherwise, any amount is made payable at any fixed time, every such amount shall be payable as if it were a call duly made by the Board of Directors and of which due notice had been given, and all the provisions herein contained with respect to such calls shall apply to each such amount.

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14.4. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and all interest payable thereon.

14.5. Any amount unpaid in respect of a call shall bear such index linkage differentials and interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and at such time(s) as the Board of Directors may prescribe.

14.6. Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof.

15. PREPAYMENT

With the approval of the Board of Directors, any member may pay to the Company any amount not yet payable in respect of his shares, and the Board of Directors may approve the payment of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors. The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article 15 shall derogate from the right of the Board of Directors to make any call before or after receipt by the Company of any such advance.

16. FORFEITURE AND SURRENDER

16.1. If any member fails to pay any amount payable in respect of a call, or interest thereon as provided for herein, on or before the day fixed for payment of the same, the Company, by resolution of the Board of Directors, may at any time thereafter, so long as the said amount or interest remains unpaid, demand the forfeiture of all or any of the shares in respect of which said call had been made. Any expense incurred by the Company in attempting to collect any such amount or interest, including, inter alia, attorneys’ fees and litigation costs, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of, the amount payable to the Company in respect of such call.

16.2. Upon the adoption of a resolution of forfeiture, the Board of Directors shall cause notice thereof to be given to such member, which notice shall state that, in the event of the failure to pay the entire amount so payable within a period stipulated in the notice (which period shall be not less than seven (7) days and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to the expiration of such period, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall estop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

16.3. Whenever shares are forfeited as herein provided, all dividends theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

16.4. The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.

16.5. Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors thinks fit.

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16.6. Any member whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 14.5 above, and the Board of Directors, in its discretion, may enforce the payment of such moneys, or any part thereof, but shall not be under any obligation to do so. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing by the member in question (but not yet due) in respect of all shares owned by such member, solely or jointly with another, and in respect of any other matter or transaction whatsoever.

16.7. The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it thinks fit, but no such nullification shall estop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 16.

17. LIEN

17.1. Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each member (without regard to any equitable or other claim of interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and engagements to the Company arising from any amount payable by such member in respect of any unpaid or partly paid share, whether or not such debt, liability or engagement has matured. Such lien shall extend to all dividends from time to time declared or paid in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

17.2. The Board of Directors may cause the Company to sell a share subject to such a lien when the debt, liability or engagement giving rise to such lien has matured, in such manner as the Board of Directors deems fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such member, his executors, administrators or assigns.

17.3. The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such member in respect of such share (whether or not the same have matured), and the remainder (if any) shall be paid to the member, his executors, administrators or assigns.

18. SALE AFTER FORFEITURE OR SURRENDER OR IN ENFORCEMENT OF LIEN

Upon any sale of a share after forfeiture or surrender or for the enforcement of a lien, the Board of Directors may appoint any person to execute an instrument of transfer of the share so sold and cause the purchaser’s name to be entered in the Register of Members in respect of such share. The purchaser shall be registered as the shareholder and shall not be bound to see to the regularity of the sale proceedings, or to the application of the proceeds of such sale, and after his name has been entered in the Register of Members in respect of such share, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

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19. REDEEMABLE SHARES

The Company may, subject to applicable law, issue redeemable shares and redeem the same.

TRANSFER OF SHARES

20. RESTRICTIONS OF TRANSFER; BOARD APPROVAL; RIGHT OF FIRST REFUSAL; AND, REGISTRATION

20.1. No Transfer of shares in the Company, and no assignment of an option to acquire such shares from the Company, shall be effective unless the Transfer or assignment has been approved by the Board of Directors, and the Board of Directors may, in its reasonable discretion, either approve or refuse to approve any such Transfer or assignment.

20.2. No Transfer of shares shall be registered unless a proper instrument of transfer (in form and substance satisfactory to the Board of Directors, or as detailed below) has been submitted to the Company, together with the share certificate(s) and such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Register of Members in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof. The Board of Directors, may, from time to time, prescribe a fee for the registration of a transfer.

“Share Transfer Deed

I, [specify name of transferor], of [specify address of transferor] (“Transferor”) do hereby transfer to [specify name of transferee] of [specify address of transferee] (“Transferee”) [specify number and class] share(s), par value NIS 0.01 each, of TheraCoat Ltd. to hold unto the Transferee, Transferee’s executors, administrators and assigns, subject to the same terms and conditions on which I held the same at the time of the execution hereof; and I, the Transferee, do hereby agree to take the said share(s) subject to the aforesaid terms and conditions.

In witness whereof we have hereunto set our hands this day of .

Transferee	Transferor

Name:	Name:

Title:	Title:”

20.3. Right of First Refusal. Without derogating from the provisions of Article 20.1 or 20.2, the following provisions shall govern Transfers of shares in the Company:

20.3.1. Any Shareholder proposing to Transfer all, or any, of such Shareholder’s shares (the “Offeror”) shall first offer in writing such shares (the “Offered Shares”), on the terms of the proposed Transfer, to all the Eligible Holders (the “Offerees”) and shall also provide the Company with such written notice. The Offeror shall send the Company and the Offerees a written notice dated with the date that the offer is sent (the “Offer”), stating therein the identity of the Offeror and the proposed transferee(s), the consideration for the Offered Shares and the proposed material terms of sale of the Offered

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Shares. At the written request of the Offeror, the Company shall use commercially reasonable efforts to assist such Offeror with the delivery of the Offer by providing the Offeror with the names and address of the Offerees that are available to the Company. Any Offeree may accept such offer in respect of all, or any, of the Offered Shares by giving the Offeror notice to that effect within fourteen (14) business days after the date of the Offer; to remove any doubt it is hereby clarified that failure to accept the Offer within said fourteen (14) day period shall constitute rejection of the Offer and waiver of the right of first refusal.

20.3.2. If the acceptances, in the aggregate, are in respect of more than the number of Offered Shares, then the accepting Offerees shall acquire the Offered Shares, on the terms aforementioned, in proportion to their respective holdings of the issued and outstanding share capital of the Company on an as converted to Ordinary Shares basis, provided that no Offerees shall be entitled to acquire under the provisions of this Article 20.3.2 more than the number of Offered Shares initially accepted by such Offeree, and upon the allocation to an Offeree of the full number of shares so accepted, the Offeree shall be disregarded in any subsequent computations and allocations hereunder. Any shares remaining after the computation of such respective entitlements shall be re-allocated among the accepting Offerees (other than those to be disregarded as aforesaid), in the same manner, until one hundred percent (100%) of the Offered Shares have been allocated as aforesaid.

20.3.3. If the acceptances, in the aggregate, are in respect of less than the number of Offered Shares, the Offeror, at the expiration of the aforementioned fourteen (14) day period, shall be entitled, at the Offerror’s option to transfer to the accepting Offerees (but not to less than all of them) the numbers of shares as to which they respectively accepted the Offer (or such lesser numbers as they may then respectively agree to accept), and to transfer all or any part of the balance of the Offered Shares to the proposed transferee(s) identified in the Offer, or, in such event, the Offeror may, at the Offerror’s sole discretion, regard the Offer as entirely rejected, and thereupon transfer all (but not less than all) of the Offered Shares to such proposed transferee(s), provided, however, that in no event shall the Offeror transfer any of the Offered Shares to any transferee other than such accepting Offerees or such proposed transferee(s) specifically stated in the Offer, and provided, further that any of the Offered Shares not transferred within ninety (90) days after the expiration of said fourteen (14) day period shall again be subject to the provisions of this Article 20.3.

20.3.4. If the acceptances, in the aggregate, are in respect of all Offered Shares, the Offeror, at the expiration of the aforementioned fourteen (14) day period, shall be bound, upon actual receipt of the payment of the offer price, to transfer to the accepting Offerees (but not to less than all of them) the numbers of shares as to which they respectively are entitled. If, after becoming so bound, the Offeror defaults in transferring the Offered Shares, the Company may receive the purchase price therefor and the Offeror shall be deemed to have appointed any member of the Board as his agent to execute a transfer of the Offered Shares to the accepting Offerees, and, upon execution of such Transfer, the Company shall hold the purchase price therefor in trust for the Offeror.

20.3.5. For the purposes of any Offer under this Article 20.3 the respective holdings of any number of accepting Offerees shall mean their respective proportions of the aggregate issued and outstanding share capital determined as of the date of the Offer on an as converted basis.

20.3.6. If the offer to Eligible Holders under this Article 20.3 may, in the opinion of the Company’s counsel, constitute an offer to the public under applicable laws

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which is subject to prospectus requirements then such offer shall be limited to (i) Eligible Holders to whom the Offeror may offer such securities in reliance on an exemption from such prospectus requirement due to a category exemption other than the limited number of total offerees, and (ii) to such limited number of Eligible Holders which are the largest shareholders of the Company at the date of such offer to whom the offer may be made in reliance on an exemption from such prospectus requirement due to the limited number of total offerees.

20.3.7. A Shareholder may Transfer shares to a Permitted Transferee without such Transfer being subject to the above rights of first refusal, provided, however, that no such Transfer shall be made to any transferee, unless such transferee agrees in writing to be bound by all shareholder or Company agreements binding upon the transferring shareholder, immediately prior to the transfer to the Permitted Transferee.

All transfers made in accordance with this Article 20.3.7 are exempt from any first refusal right detailed in Article 20.3.

21. BRING-ALONG RIGHTS

21.1. If, at any time prior to an IPO, the holders of at least seventy five percent (75%) of the Company’s voting power (collectively the “Accepting Shareholders”), accept a bona fide offer from a potential buyer (the “Buyer”) to purchase all of the Company’s securities (the “Purchase Offer”), and such offer is conditional by the Buyer upon the sale of all of shares of the Company, all shareholders shall be required to participate in such sale on the same terms and conditions.

21.2. For the purposes of determining the acceptance of the Purchase Offer in accordance with Section 21.1 above, shares held by or the consent of any shareholder who is a “related party” (as such term is defined in Section 1 of the Securities Law) to the party making such Purchase Offer, shall not be taken into account or required.

21.3. The proceeds of such sale shall be distributed among the Company’s shareholders in accordance with the Liquidation Event distribution preferences applicable in accordance with these Articles. The majority set forth in Article 21.1 for the Accepting Shareholders shall be deemed the majority required under Section 341 of the Companies Law

21.4. Such decision shall be binding upon the Company and all of the Shareholders and the Shareholders will not object to, and to the extent applicable shall vote in favor of (including in all class votes), shall execute the relevant documents in connection with, and shall otherwise take all corporate and other actions necessary and reasonable to effect, such Purchase Offer on the same terms and conditions for all Shareholders. All Shareholders shall be deemed to have given an irrevocable proxy to such person as shall be designated by the Accepting Shareholders to vote for, and sign all documents in connection with, the acceptance of such Purchase Offer and at the closing of such Purchase Offer all of the Shareholders will transfer all their securities to such person or entity at the same price and terms as the Purchase Offer. In the event that a Shareholder fails to surrender its share certificate, or any other instrument evidencing its securities in connection with the consummation of the Purchase Offer, such certificate or instrument shall be deemed cancelled, the Company shall be authorized to issue a new certificate or instrument in the name of the person making the Purchase Offer, the Board of Directors shall be authorized to establish an escrow account into which the consideration for such cancelled securities shall be deposited and a trust to administer such account.

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21.5. The Company shall not issue any securities, or any other right to subscribe for, or convert to, securities (including options or shares issued or granted under option or share incentive plans approved by the Board), or effect any transfer of securities by any shareholder until it has satisfactory evidence that such subscriber or transferee (to the extent not a Shareholder prior to the issuance or transfer) shall be bound by, and be subject to, the provisions of this Article 21.5.

22. SUSPENSION OF REGISTRATION

The Board of Directors may suspend the registration of transfers during the twenty-one (21) days immediately preceding the Annual General Meetings.

TRANSMISSION OF SHARES

23. DECEDENTS’ SHARES

23.1. In case of a share registered in the names of two (2) or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 23.2 have been effectively invoked.

23.2. Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title), shall be registered as a member in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

24. RECEIVERS AND LIQUIDATORS

24.1. The Company may recognize the receiver or liquidator of any corporate member in winding-up or dissolution, or the receiver or trustee in bankruptcy of any member, as being entitled to the shares registered in the name of such member.

24.2. The receiver or liquidator of a corporate member in winding-up or dissolution, or the receiver or trustee in bankruptcy of any member, upon producing such evidence as the Board of Directors may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a member in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

GENERAL MEETINGS

25. ANNUAL GENERAL MEETING

An Annual General Meeting may be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place either in or outside of the State of Israel as may be determined by the Board of Directors.

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26. SPECIAL GENERAL MEETINGS

All General Meetings other than Annual General Meetings shall be called “Special General Meetings”. The Board of Directors may, whenever it thinks fit, convene a Special General Meeting at such time and place, in or outside of the State of Israel, as may be determined by the Board of Directors, and shall be obliged to do so upon a requisition in writing in accordance with Section 63 of the Companies Law.

27. NOTICE OF GENERAL MEETINGS; OMISSION TO GIVE NOTICE

27.1. Not less than seven (7) days and not more than forty five (45) days prior notice shall be given of every General Meeting. Each such notice shall specify the place and day and hour of the meeting and the general nature of each item to be acted upon thereat. Notice shall be given to all members who would be entitled to attend and vote at such meeting, if it were held on the date when such notice is issued. In the event that the items to be acted upon at the meeting include any resolution which is defined hereunder as a Special Resolution, the prior notice to the shareholders shall specify such Special Resolution and shall further specify the majority of votes that is required for its adoption. Anything herein to the contrary notwithstanding, with the consent of all members entitled to vote thereon, a resolution may be proposed and passed at such meeting although a lesser notice than hereinabove prescribed has been given.

27.2. The accidental omission to give notice of a meeting to any member, or the non-receipt of notice sent to such member, shall not invalidate the proceedings at such meeting.

PROCEEDINGS AT GENERAL MEETINGS

28. QUORUM

28.1. Three (3) or more members (not in default in payment of any sum referred to in Article 34 hereof), present in person including by way of a telephone conference call, or by proxy, provided at least one (1) of them is a holder of Ordinary Shares and at least two (2) of them are holders of Preferred Shares (provided that the two (2) present Preferred Shareholders are not Affiliates of one another), and holding shares conferring in the aggregate a majority of the voting power of the Company, shall constitute a quorum at General Meetings. No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the requisite quorum is present when the meeting proceeds to business.

28.2. If within half ( 1⁄2) an hour from the time appointed for the meeting a quorum is not present, the meeting, shall stand adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the chairman of the meeting may determine with the consent of the holders of a majority of the voting power represented at the meeting in person or by proxy and voting on the questions of adjournment. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. At such adjourned meeting, any two (2) members (not in default as aforesaid) present in person or by proxy, shall constitute a quorum, except that if convened upon requisition under Sections 63 or 64 of the Companies Law, a quorum shall consist of one (1), or more, shareholders, holding at least ten percent (10%) of the issued equity and at least one percent (1%) of the Company’s voting power.

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29. CHAIRMAN

The Chairman, if any, shall preside as chairman at every General Meeting of the Company. If there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as chairman of the General Meeting, the members present shall choose someone of their number to be chairman. The office of chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

30. ADOPTION OF RESOLUTIONS AT SHAREHOLDERS MEETINGS

30.1. An Ordinary Resolution and a Special Resolution shall be deemed adopted if approved by an Ordinary Majority.

30.2. Every question submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by any member present in person or by proxy and entitled to vote at the meeting, the same shall be decided by such ballot. A written ballot may be demanded before the proposed resolution is voted upon. The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another member may then demand such written ballot. The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

30.3. A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

31. RESOLUTIONS IN WRITING

A resolution in writing signed by all members of the Company then entitled to attend and vote at General Meetings or to which all such members have given their written consent (by letter, telegram, telex, facsimile, electronic mail or otherwise), shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

32. POWER TO ADJOURN

32.1. The chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

32.2. It shall not be necessary to give any notice of an adjournment, whether pursuant to Article 28.2 or Article 32.1, unless the meeting is adjourned for more than twenty-one (21) days in which event notice thereof shall be given in the manner required for the meeting as originally called.

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33. VOTING POWER

Subject to the provisions of Article 34 and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every member shall have one (1) vote for each share held by him of record, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.

34. VOTING RIGHTS

34.1. No member shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls and other sums then payable by him in respect of his shares in the Company have been paid.

34.2. A company or other corporate body being a member of the Company may, by resolution of its directors or any other managing body thereof, authorize any person to be its representative at any meeting of the Company. Any person so authorized shall be entitled to exercise on behalf of such member all the power which the latter could have exercised if it were an individual shareholder. Upon the request of the chairman of the meeting, written evidence of such authorization (in form acceptable to the chairman) shall be delivered to him.

34.3. Any member entitled to vote may vote personally or by proxy (who need not be a member of the Company), or, if the member is a company or other corporate body, by a representative authorized pursuant to Article 35.

34.4. If two (2) or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

PROXIES

35. INSTRUMENT OF APPOINTMENT

35.1. The instrument appointing a proxy shall be in writing and shall be substantially in the following form:

“I                      of

(Name of Shareholder) (Address of Shareholder)

being a member of TheraCoat Ltd. hereby appoint

                     of

(Name of Proxy) (Address of Proxy)

as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the      day of              20     and at any adjournment(s) thereof.

Signed this      day of              20    .

(Signature of Appointer)

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or in any usual or common form or in such other form as may be approved by the Board of Directors. It shall be duly signed by the appointer or his duly authorized attorney or, if such appointer is a company or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s).

35.2. The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be delivered to the Company (at its Registered Office or at its principal place of business or at such place as the Board of Directors may specify) not less than twelve (12) hours before the time fixed for the meeting at which the person named in the instrument proposes to vote, or presented to the Chairman at such meeting.

36. EFFECT OF DEATH OF APPOINTOR OR REVOCATION OF APPOINTMENT

A vote cast pursuant to an instrument appointing a proxy shall be valid notwithstanding the previous death of the appointing member (or of his attorney-in-fact, if any, who signed such instrument), or the revocation of the appointment or the transfer of the share in respect of which the vote is cast, provided no written notice of such death, revocation or transfer shall have been received by the Company or by the Chairman of the meeting before such vote is cast and provided, further, that the appointing member, if present in person at said meeting, may revoke the appointment by means of a written or oral notification to the chairman.

BOARD OF DIRECTORS

37. POWERS OF BOARD OF DIRECTORS

37.1. In General.

The management of the business of the Company shall be vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby, or by law required to be, exercised or done by the Company in General Meeting or by the General Manager. The authority conferred on the Board of Directors by this Article 37 shall be subject to the provisions of the Companies Law, of the Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

37.2. Borrowing Power.

The Board of Directors may from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it thinks fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

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37.3. Reserves. The Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its absolute discretion, shall think fit, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or re-designate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time think fit.

38. EXERCISE OF POWERS OF BOARD OF DIRECTORS

38.1. A meeting of the Board of Directors at which a quorum is present, including by way of a telephone conference call, shall be competent to exercise all the authorities, powers and discretion vested in or exercisable by the Board of Directors.

38.2. A resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by a majority of the Directors present, including by way of a telephone conference call, when such resolution is put to a vote and voting thereon.

38.3. A resolution in writing signed by all Directors then in office or to which all such Directors have given their written consent (by letter, telegram, telex, facsimile or otherwise) shall be deemed to have been unanimously adopted by a meeting of the Board of Directors duly convened and held.

38.4. Without derogating from any statutory duties of the Board of Directors, the matters set forth in Sub-Articles 54.5, 54.7, 54.12, 54.13, 54.14, 54.16 and 54.20 shall require the approval of the Board of Directors.

39. DELEGATION OF POWERS

39.1. The Board of Directors may delegate any or all of its powers to committees, each consisting of two (2) or more persons (who need not be Directors), and it may from time to time revoke such delegation or alter the composition of any such committee. Any Committee so formed (in these Articles referred to as a “Committee of the Board of Directors”), shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors. The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article 39. Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee of the Board of Directors shall not be empowered to further delegate such powers.

39.2. The Board of Directors may from time to time appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the Board of Directors may think fit, and may terminate the service of any such person. The Board of Directors may determine the powers and duties, as well as the salaries and emoluments, of all such persons, and may require security in such cases and in such amounts as it thinks fit.

39.3. The Board of Directors may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose(s) and with such powers, authorities

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and discretion, and for such period and subject to such conditions, as it thinks fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors may think fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

40. NUMBER OF DIRECTORS

Subject to Article 54 below and until otherwise determined by Ordinary Resolution of the Company, the Board of Directors of the Company shall consist of up to nine (9) Directors.

41. APPOINTMENT AND REMOVAL OF DIRECTORS

The Board shall be comprised of up to nine (9) directors to be appointed as follows:

41.1. The holders of a majority in interest of the Ordinary Shares of the Company, excluding Pontifax, by written notice to the Company, shall be entitled to appoint one (1) director to the Board;

41.2. Arkin by written notice to the Company, shall be entitled to appoint one (1) director to the Board (the “Arkin Director”). and, as long as Arkin holds, in the aggregate, at least ten (10%) of the issued and outstanding share capital of the Company (on an as-converted basis), Arkin shall have the right to appoint one (1) representative to attend all meetings of the Board of Directors in a nonvoting observer capacity;

41.3. Pontifax by written notice to the Company, shall be entitled to appoint one (1) director to the Board (the “Pontifax Director”);

41.4. The holders of a majority in interest of the Preferred Shares, excluding Arkin and Pontifax, shall be entitled, by written notice to the Company, to appoint one (1) director to the Board; and

41.5. One (1) director shall be an industry expert appointed unanimously by all the other directors. The initial industry expert shall be Mr. Arie Belldegrun who shall also serve as the initial Chairman. Dismissal of such industry expert director may be carried out by the majority of the directors and appointment of a new industry expert director may be carried by the unanimous resolution of the directors.

41.6. The incumbent directors appointed pursuant to Articles 41.1-41.5 above, by a majority vote, may, subject to Article 40 above, appoint additional directors who will serve until the next annual general meeting.

41.7. The Arkin Director and the Pontifax Director have the right to be appointed as a member of any of the Committees of the Board of Directors, at their sole and several discretion.

41.8. Each director shall have one (1) vote at any meeting of the Board, provided that a holder or group of holders, entitled to appoint more than one (1) director by virtue of their shareholdings, may elect to appoint fewer than the maximum number of directors than they are entitled to appoint and may in this event notify the Company in the letter of appointment that a certain director is to have one (1) additional vote on the Board, provided that no one Director can have more than two (2) votes at the Board of Directors.

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41.9. Holder(s) entitled to appoint a director, or to empower a director with more than one vote, may remove from the Board any director so appointed, or alter the number of votes to which such director is entitled and may fill any vacancy in the Board of the Directors due to the termination of the term of office of any Director appointed by the said holder(s), however such vacancy was created. Any such act shall become effective on the date fixed in such notice, or upon the delivery thereof to the Company, whichever is later.

42. QUALIFICATION OF DIRECTORS

No person shall be disqualified to serve as a Director by reason of his not holding shares in the Company or by reason of his having served as a Director in the past.

43. CONTINUING DIRECTORS IN THE EVENT OF VACANCIES

In the event of one or more vacancies in the Board of Directors, the continuing Directors may continue to act in every matter.

44. VACATION OF OFFICE AND REDUCTION IN NUMBER OF VOTES

44.1. The office of a Director shall be vacated, ipso facto, upon his death, or if he be found lunatic or become of unsound mind, or if he becomes bankrupt, or, if the Director is a company, upon its winding-up.

44.2. The office of a Director shall be vacated by his written resignation. Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later

44.3. The office of a Director shall be vacated on written notice to the Company, by the Shareholder, or group of Shareholders, who appointed such Director, or if the Shareholder, or group of Shareholders, who appointed such Director, do not maintain sufficient voting power to appoint the Director.

44.4. If the Shareholder(s) who appointed a director entitled to more than one (1) vote at the Board meetings do not maintain sufficient voting power to grant a director the number of votes specified in their letter of appointment, then the number of votes to which the director is entitled shall automatically be reduced in accordance with their actual voting power, from time to time.

45. REMUNERATION OF DIRECTORS

No Director shall be paid any remuneration by the Company for his services as Director except as may be provided by the Board of Directors, with such additional approval as required in accordance with the Companies Law and the Articles.

46. CONFLICT OF INTERESTS; APPROVAL OF RELATED PARTY TRANSACTIONS

46.1. No Director shall be disqualified by virtue of his office as Director from holding any office (other than that of Auditor) or place of profit under the Company or under any company in which the Company shall be a shareholder or otherwise interested.

46.2. A Director shall not be disqualified from contracting with the Company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested, be avoided, nor shall any Director be liable to account to the Company for any profit arising from any such office or place of profit or realized by any such contract or arrangement by reason only of such Director’s holding in the Company or of the fiduciary relations thereby established, provided that the nature of his interest, including all significant

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facts and documents, be disclosed by him at the meeting of the Board of Directors at which the contract or arrangement is first considered, if his interest then exists, or, in any other case, within a reasonable period of time after the acquisition of his interest and in advance of contracting with the Company. Should the Director acquire a personal (direct or indirect) interest in a company or firm with which the Company has business dealings, he shall give notice of such to the Board of Directors at the earliest possible opportunity. A general notice that a Director is a member of any firm or company and is to be regarded as interested in all transactions with that firm or company shall be a sufficient disclosure under this Article 46, and after such general notice it shall not be necessary to give any special notice relating to any particular transactions with such firm or company.

46.3. Any transactions in which a Director has a personal interest, as illustrated in sub-articles 46.2 above, shall be subject to the approval of the Board of Directors and any other procedures, if any, mandated by the Companies Law.

46.4. Subject to Section 278 of the Companies Law and any other provisions mandated by the Companies Law, a Director or other Office Holder (as that term is defined in Section 1 of the Companies Law), shall not participate in deliberations concerning, nor vote upon a resolution of the Board of Directors approving, a transaction with the Company in which he has a personal interest.

47. ALTERNATE DIRECTORS

47.1. A Director may, by written notice to the Company, appoint an alternate for himself (in these Articles referred to as “Alternate Director”), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for an indefinite period, and for all purposes.

47.2. Any notice given to the Company pursuant to Article 47.1 shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

47.3. An Alternate Director shall have all the rights and obligations of the Director who appointed him, provided, however, that he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides), and provided further that an Alternate Director shall have no standing at any meeting of the Board of Directors or any committee thereof while the Director who appointed him is present.

47.4. Any natural person may act as an Alternate Director. An Alternative Director shall have the same number of votes as the Director that appoints him, unless a lower number is stipulated in the letter of appointment.

47.5. An Alternate Director shall alone be responsible for his own acts and defaults, and he shall not be deemed the agent of the Director(s) who appointed him.

47.6. The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 44, and such office shall ipso facto be vacated if the Director who appointed such Alternate Director ceases to be a Director.

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PROCEEDINGS OF THE BOARD OF DIRECTORS

48. MEETINGS

48.1. The Board of Directors may meet and adjourn its meetings and otherwise regulate such meetings and proceedings as the Directors think fit.

48.2. Any Director may at any time, and the Secretary, upon the request of such Director, shall, convene a meeting of the Board of Directors, but not less than three (3) days’ notice shall be given of any meeting so convened.

49. QUORUM

Directors who hold a majority of the voting power of all of the Directors then in office shall constitute a quorum at meetings of the Board of Directors. No business shall be transacted at a meeting of the Board of Directors unless the requisite quorum is present, including by way of a telephone conference call, when the meeting proceeds to business.

50. CHAIRMAN OF THE BOARD OF DIRECTORS

The Board of Directors may from time to time elect one of its members to be the Chairman, remove such Chairman from office and appoint another in its place. The initial Chairman shall be Mr. Arie Belldegrun. The Chairman shall not have a casting vote in the event that an equal number of votes are cast for and against a resolution. The Chairman shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting, or if he is unwilling to take the chair, the Directors present shall choose one of their number to be the chairman of such meeting.

51. VALIDITY OF ACTS DESPITE DEFECTS

Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

CHIEF EXECUTIVE OFFICER

52. CHIEF EXECUTIVE OFFICER

The Board of Directors may from time to time appoint one or more persons, whether or not Directors, as Chief Executive Officer of the Company and may confer upon such person(s), and from time to time modify or revoke, such title(s) (including General Manager, Managing Director, Director General or any similar or dissimilar title) and such duties and authorities of the Board of Directors as the Board of Directors may deem fit, subject to such limitations and restrictions as the Board of Directors may from time to time prescribe. Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board of Directors may from time to time (subject to the provisions of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place or places.

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MINUTES

53. MINUTES

53.1. Minutes of each General Meeting and of each meeting of the Board of Directors shall be recorded and duly entered in books provided for that purpose. Such minutes shall, in all events, set forth the names of the persons present at the meeting and all resolutions adopted thereat.

53.2. Any minutes as aforesaid, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.

SPECIAL VOTING RIGHTS AND MAJOR DECISIONS

54. Until the earlier of (i) IPO or (ii) such date on which the holders of Preferred Shares no longer hold more than ten percent (10%) of the issued and outstanding share capital of the Company on a fully diluted basis, any action or resolution of the Board or the General Meeting, as the case may be (and any subsidiary thereof), on any of the following matters shall require the affirmative consent of Arkin and of Pontifax:

54.1. any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the Preferred Shares;

54.2. any amendment of the Company’s Articles of Association;

54.3. any resolution that creates or issues any class or series of shares or other securities of the Company or which results in the repurchase of any shares or other securities by the Company;

54.4. any acquisition of another company or business entity;

54.5. any Qualified Transaction;

54.6. the sale, lease, exclusive license or other disposition of a material asset or the sale of all or substantially all of the Company’s or a subsidiary’s assets;

54.7. the liquidation or dissolution of the Company or a subsidiary or the execution by the Company of any arrangements under the provision of Article 350 of the Companies Law, or the approval of any transaction that constitutes a Deemed Liquidation event;

54.8. the declaration or payment of a dividend or other distribution of cash, securities or other assets of the Company;

54.9. any change in the rights of the shareholders to appoint members of the Board of Directors;

54.10. any transactions between the Company and any interested party (including without limitation any transaction with an officer, Director or Shareholder of the Company);

54.11. results in a material change in the business or strategic direction of the Company;

54.12. approval of any material changes to the Work Plan;

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54.13. approval of the Company’s annual budget and any material changes thereto, including;

54.14. creation of a pledge or granting of security interest in a material asset or in all or substantially all assets of the Company or a subsidiary (other than for the benefit of the State of Israel);

54.15. any capital expenditure or commitment in excess of fifty thousand US Dollars (US$50,000) which is not included in the annual budget;

54.16. effects any transaction out of the ordinary course of business, including without limitation, any licensing, sale, or transfer of intellectual property;

54.17. involves the appointment, removal, or modification of the terms of any existing employment or engagement contract of any of the Company’s executive management;

54.18. results in the adoption of or amendment to any employee stock option plan or other similar incentive arrangement, including the increase of the amount of shares reserved for allocation thereunder;

54.19. creation of any Committee of the Board of Directors;

54.20. the release of the Company’s independent auditors and appointment of new auditors or any change in the accounting principles adopted; and

54.21. the grant of registration rights to any person or entity other than the holders of Preferred Shares that are superior, or equal to those rights granted to the holders of Preferred Shares.

55. The protective provisions pursuant to Sub-Articles 54.2-54.7, 54.9-54.11 and 54.13-54.19 shall expire on the consummation of a Qualified Transaction that is not an IPO.

DIVIDENDS

56. DECLARATION OF DIVIDENDS

Subject to Article 54 above and the provisions of Sections 301 through 311 (inclusive) of the Companies Law, the Company, at a General Meeting and upon recommendation of the Board of Directors, may from time to time declare, and cause the Company to pay, such interim, or final, dividend as may appear to the Board of Directors to be justified by the profits of the Company. The Board of Directors shall determine the time for payment of such dividends, both interim and final, and the record date for determining the shareholders entitled thereto.

57. FUNDS AVAILABLE FOR PAYMENT OF DIVIDENDS

No dividend shall be paid otherwise than out of the profits of the Company. The term “profits” shall be interpreted in accordance with the definition contained in Section 302 of the Companies Law.

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58. AMOUNT PAYABLE BY WAY OF DIVIDENDS

Subject to Article 6.3 as to dividends, any dividend paid by the Company shall be allocated among the members entitled thereto in proportion to the nominal value of their respective holdings of the shares in respect of which such dividend is being paid without taking into account the premium paid up for the shares, all on an as converted basis.

59. INTEREST

No dividend shall carry interest as against the Company.

60. PAYMENT IN SPECIE

Upon the decision of the Board of Directors, a dividend may be paid, wholly or partly, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures or debenture stock of the Company or of any other companies, or in any one or more of such ways.

61. CAPITALIZATION OF PROFITS - RESERVE FUND

Upon the resolution of the Board of Directors, the Company:

61.1. may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, on the footing that they become entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly, in payment, in full or in part, of the uncalled liability on any issued shares or debentures or debenture stock; and

61.2. may cause such distribution or payment to be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum.

62. IMPLEMENTATION OF POWERS UNDER ARTICLES 60 AND 61

For the purpose of giving full effect to any resolution under Articles 60 or 61, and without derogating from the provisions of Article 8.2 hereof, the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any members on the basis of the value so fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors. Where necessary, a proper contract shall be filed in accordance with Section 291 of the Companies Law, and the Board of Directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend or capitalized fund.

63. DEDUCTIONS FROM DIVIDENDS

The Board of Directors may deduct from any dividend or other moneys payable to any member in respect of a share any and all sums of money then payable by him to the Company on account of calls or otherwise in respect of shares of the Company and/or on account of any other matter or transaction whatsoever.

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64. RETENTION OF DIVIDENDS

64.1. The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

64.2. The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under Articles 23 or 24, entitled to become a member, or which any person is, under said Articles, entitled to transfer, until such person shall become a member in respect of such share or shall transfer the same.

65. UNCLAIMED DIVIDENDS

All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company, provided, however, that the Board of Directors may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company.

66. MECHANICS OF PAYMENT

Any dividend or other moneys payable in cash in respect of a share may be paid by check or warrant sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to any one (1) of such persons or to his bank account), or to such person and at such address as the person entitled thereto may by writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such check or warrant shall be sent at the risk of the person entitled to the money represented thereby.

67. RECEIPT FROM A JOINT HOLDER

If two (2) or more persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one (1) of them may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such share.

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ACCOUNTS

68. BOOKS OF ACCOUNT

The Company will operate accurate books of account to be kept in accordance with the provisions of the Companies Law and of any other applicable law. Such books of account shall be kept at the Registered Office of the Company, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors. No member, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board of Directors or by Ordinary Resolution of the Company.

69. AUDIT

At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

70. AUDITORS

The appointment, authorities, rights and duties of the auditor(s) of the Company, shall be regulated by applicable law, provided, however, that in exercising its authority to fix the remuneration of the auditor(s), the members in General Meeting may, by Ordinary Resolution, act (and in the absence of any action in connection therewith shall be deemed to have so acted), to authorize the Board of Directors to fix such remuneration subject to such criteria or standards, if any, as may be provided in such Ordinary Resolution, and if no such criteria or standards are so provided, such remuneration shall be fixed in an amount commensurate with the volume and nature of the services rendered by such auditor(s).

RIGHTS OF SIGNATURE, STAMP AND SEAL

71. RIGHTS OF SIGNATURE, STAMP AND SEAL

71.1. Subject to the provision of the Articles, the Board of Directors shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.

71.2. The printed, stamped or typed name of the Company by any means next to the signatures of the authorized signatories of the Company, as aforesaid, shall bind the Company.

NOTICES

72. NOTICES

72.1. Any written notice or other document may be served by the Company upon any member either personally or by sending it by prepaid registered mail (airmail if sent to a place outside Israel) addressed to such member at his address as described in the Register of Members or such other address as he may have provided the Company in writing. Any written notice or other document may be served by any member upon the Company by tendering the same in person to the Secretary or the General Manager of the Company at the

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principal office of the Company or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at its Registered Address. Any such notice or other document shall be deemed to have been served two (2) business days after it has been posted (seven (7) business days if sent by airmail), or when actually received by the addressee if sooner than two (2) or seven (7) days, as the case may be, after it has been posted, or when actually tendered in person, to such member (or to the Secretary or the General Manager), provided, however, that notice may be sent by cablegram, telex, facsimile, e-mail or other electronic means and such notice shall be deemed to have been given on the first business day following dispatch with confirmation of delivery. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some other respect, to comply with the provisions of this Article.

72.2. All notices to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Members, and any notice so given shall be sufficient notice to the holders of such share.

72.3. Any member whose address is not described in the Register of Members, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

INSURANCE AND INDEMNITY

73. EXEMPTION

Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any applicable law, the Company may resolve to exempt in advance an Office Holder to the fullest extent permitted by Companies Law, from all or part of such Office Holder’s responsibility or liability for damages caused to the Company due to any breach of such Office Holder’s duty of care towards the Company.

74. EXEMPTION FROM DUTY OF CARE

Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Board of Directors may resolve in advance to exempt an Office Holder from all or part of such Office Holder’s responsibility or liability for damages caused to the Company due to any breach of such Office Holder’s duty of care towards the Company.

75. INDEMNIFICATION

75.1. Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may indemnify any Office Holder (as such term is defined in the Companies Law) to the fullest extent permitted by the Companies Law.

75.2. Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Board of Directors may resolve retroactively to indemnify an Office Holder with respect to the liabilities and expenses prescribed in the Companies Law, provided that such liabilities or expenses were incurred by such Office Holder in such person’s capacity as an Office Holder of the Company.

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75.3. Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under applicable law, the Board of Directors may resolve in advance to indemnify the Company’s Office Holders for the following liabilities and expenses, provided that: (i) in the opinion of the Board of Directors such liabilities and expenses can be foreseen at the time the undertaking to indemnify is provided, and (ii) the Board of Directors shall set a reasonable limit to the amounts for such indemnification under the circumstances:

75.3.1. a monetary liability imposed on him in favor of a third party in any judgment, including any settlement confirmed as judgment and an arbitrator’s award which has been confirmed by the court, in respect of an act performed by the Office Holder by virtue of the Office Holder being an Office Holder of the Company;

75.3.2. reasonable litigation expenses, including legal fees, paid for by the Office Holder, in an investigation or proceeding conducted against such Office Holder by an agency authorized to conduct such investigation or proceeding, and which investigation or proceeding (i) concluded without the filing of an indictment against such Office Holder and without there having been a financial obligation imposed against such Office Holder in lieu of a criminal proceeding, or (ii) concluded without the filing of an indictment against such Office Holder but with there having been a financial obligation imposed against such Office Holder in lieu of a criminal proceeding for an offense that does not require proof of criminal intent; all in respect of an act performed by the Office Holder by virtue of the Office Holder being an Office Holder of the Company; or

75.3.3. reasonable litigation expenses, including legal fees, paid for by the Office Holder, or which the Office Holder is obligated to pay under a court order, in a proceeding brought against the Office Holder by the Company, or on its behalf, or by a third party, or in a criminal proceeding in which the Office Holder is found innocent, or in a criminal proceeding in which the Office Holder was convicted of an offense that does not require proof of criminal intent, all in respect of an act performed by the Office Holder by virtue of the Office Holder being an Office Holder of the Company.

75.4. For purposes of Article 75.3.2 above:

75.4.1. the “conclusion of a proceeding without the filing of an indictment” regarding a matter in which a criminal proceeding was initiated, means the closing of a file pursuant to Section 62 of the Criminal Procedure Law [Consolidated Version], 5742-1982 (the “Criminal Procedure Law”) or a stay of process by the Attorney General pursuant to Section 231 of the Criminal Procedure Law; and

75.4.2. a “financial obligation imposed in lieu of a criminal proceeding” means a financial obligation imposed by law as an alternative to a criminal proceeding, including an administrative fine pursuant to the Administrative Offenses Law, 5746-1982, a fine for committing an offense categorized as a finable offense pursuant to the provisions of the Criminal Procedure Law or a penalty.

76. INSURANCE

76.1. Subject to the provisions of the Companies Law (including the receipt of all approvals as required therein or under any applicable law), and to budget limitations, the Company may enter into an agreement to insure an Office Holder for any liability that may be imposed on such Office Holder in connection with an act performed by such Office Holder in such Office Holder’s capacity as an Office Holder of the Company, with respect to the following:

76.1.1. a breach of the duty of care owed to the Company or any other person;

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76.1.2. a breach of the fiduciary duty owed to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to assume that the action would not injure the Company; or

76.1.3. a monetary liability imposed on an Office Holder in favor of a third party, in respect of an act performed by the Office Holder by virtue of the Office Holder being an Office Holder of the Company.

76.2. Notwithstanding the foregoing, the Company may not exempt Office Holders in advance from their responsibilities for damages due to their violation of their duty of care to the Company with respect to distributions.

76.3. Articles 75, 74 and 75.1 shall not apply under any of the following circumstances:

76.3.1. a breach of an Office Holder’s fiduciary duty, in which the Office Holder did not act in good faith and with reasonable grounds to assume that the action in question was in the best interest of the Company;

76.3.2. a grossly negligent or intentional violation of an Office Holder’s duty of care;

76.3.3. an intentional action by an Office Holder in which such Office Holder intended to reap a personal gain illegally; and

76.3.4. a fine or ransom levied on an Office Holder.

76.4. The Company may procure insurance for or indemnify any person who is not an Office Holder, including without limitation, any employee, agent, consultant or contractor, provided, however, that any such insurance or indemnification is in accordance with the provisions of the Articles and the Companies Law, and was duly approved by the Board of Directors.

WINDING UP

77. WINDING UP

If the Company be wound up, then, subject to applicable law the assets of the Company shall be distributed pursuant to Article 6.3 hereof.

CONFLICTING PROVISIONS

78. The Articles shall amend and supersede any previously adopted Articles of Association of the Company, and any such previous Articles of Association shall be null and void, and shall have no force and effect.

79. In the event that a Hebrew version of these Articles of Association is filed with any regulatory or governmental agency, including the Israeli Registrar of Companies, then whether or not such Hebrew version contains signatures of shareholders, such Hebrew

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version shall be considered solely a convenience translation and shall have no binding effect, as between the shareholders of the Company and with respect to any third party. The English version shall be the only binding version of these Articles of Association, and in the event of any contradiction or inconsistency between the meaning of the English version and the meaning of the Hebrew version, the Hebrew version shall be disregarded, shall have no binding effect and shall have no impact on the interpretation of these Articles of Association.

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